EXHIBIT 99

                        Form 4 Joint Filers' Information


Name:  Andreeff Equity Advisors, L.L.C.
Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL 32459
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  June 25, 2009

Signature:  /s/ Dane Andreeff
            -------------------------------------
      By:   Dane Andreeff, Managing Member